UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event:  August 15, 2007

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31/F Development Center 2010 Renminan Road Shenzhen, PRC 518005
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 86-755-82209555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 15, 2007, the Registrant appointed Qiyou Li (Jeff), age 38, as Chief Financial Officer.   His appointment as Chief Financial Officer was appointed by the board of directors, and is pursuant to a written employment agreement containing basic terms of employment.

There are no family relationships between Mr. Li and any other director or executive officer of the Registrant, and there were no transactions during the last two years, or proposed transactions, to which the Registrant was or is to be a party, in which the new Chief Financial Officer had or is to have a direct or indirect material interest.

There are no special arrangements or agreements between Mr. Li and any other person relating to his appointment as a Chief Financial Officer.

Biographical Information.   Qiyou Li (Jeff) was appointed as CFO of the Registrant on August 15, 2007.  From September 2005, to the present, Mr.Li has been the financial controller of Expert Network (Shenzhen) Co. Ltd., the Registrant’s wholly owned subsidiary, and was responsible for all financial, accounting and internal auditing.  From October 1999 through September 2005, Mr. Li was the financial manager of ZhongQi Power Technology Company, where he was responsible for the establishing and maintaining the budget for the headquarters and for seven subsidiaries.   Mr. Li holds a Bachelor degree from University of Jiangxi Finance and Economics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By: /S/

 ZHU XIAOXIN

Zhu Xiaoxin, President

Date: August 17, 2007